UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

Resource Capital Corp.

(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-974-1708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 25, 2012, Resource Capital Corp. (the “Company”) priced an underwritten public offering of up to 1,150,000 shares of its newly classified and designated 8.25% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”) at $25.00 per share (the “Offering”), pursuant to the Company’s registration statement on Form S-3, as amended (File No. 333-174739), which became effective June 21, 2011, pursuant to which the Company registered the sale of up to $200,000,000 of equity and debt securities. In the connection with the Offering, the Company and Resource Capital Manager, Inc. entered into an underwriting agreement with Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, J. P. Morgan Securities LLC and MLV & Co. LLC, as representatives of the underwriters named therein. Closing of the Offering is scheduled for October 2, 2012. A copy of the underwriting agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

In connection with the Offering, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation classifying the Series B Preferred Stock. A copy of the Articles Supplementary is filed as Exhibit 3.3 to the Company’s Form 8-A filed on September 28, 2012 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated September 25, 2012, by and among Resource Capital Corp., Resource Capital Manager, Inc. and Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, J. P. Morgan Securities LLC and MLV & Co. LLC, as representatives of the underwriters named therein.

3.1	Articles Supplementary to Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.3 to Form 8-A filed with the Securities and Exchange Commission on September 28, 2012.

12.1	Statement Regarding Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: October 1, 2012		/s/ David J. Bryant
	Name:	David J. Bryant
	Title:	Senior Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer